CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
Notes	$1,568,000	$179.69

Pricing supplement no. 150
To prospectus dated November 14, 2011,	Registration Statement No. 333-177923
prospectus supplement dated November 14, 2011 and	Dated January 27, 2012
product supplement no. 7-II dated November 16, 2011	Rule 424(b)(2)

Structured Investments

$256,000 (FCX) $274,000 (SLB) $240,000 (WYNN) $216,000 (GS) $131,000 (CMI) $451,000 (AA)
Reverse Exchangeable Notes due July 31, 2012
Each Linked to the Common Stock of a Different Single Reference Stock Issuer

General

•	This pricing supplement relates to six (6) separate note offerings. Each issue of offered notes is linked to one, and only one, Reference Stock. You may participate in any of the six (6) note offerings or, at your election, in two or more of the offerings. This pricing supplement does not, however, allow you to purchase a note linked to a basket of some or all of the Reference Stocks described below.
•	The notes are designed for investors who seek a higher interest rate than either the current dividend yield on the applicable Reference Stock or the yield on a conventional debt security with the same maturity issued by us or an issuer with a comparable credit rating. Investors should be willing to forgo the potential to participate in the appreciation of the applicable Reference Stock, be willing to accept the risks of owning equities in general and the common stock of the applicable Reference Stock issuer, in particular, and be willing to lose some or all of their principal at maturity.
•	Investing in the notes is not equivalent to investing in the shares of an issuer of any of the Reference Stocks.
•	Each issue of offered notes will pay interest monthly at the fixed rate specified for that issue below. However, the notes do not guarantee any return of principal at maturity. Instead, the payment at maturity will be based on the Final Share Price of the applicable Reference Stock and whether the closing price of the applicable Reference Stock is less than the applicable Initial Share Price by more than the applicable Buffer Amount on any day during the Monitoring Period, as described below. Any payment on the notes is subject to the credit risk of JPMorgan Chase & Co.
•	Senior unsecured obligations of JPMorgan Chase & Co. maturing July 31, 2012*
•	Payment at maturity for each $1,000 principal amount note will be either a cash payment of $1,000 or delivery of shares of the applicable Reference Stock (or, at our election, the Cash Value thereof), in each case, together with any accrued and unpaid interest, as described below.
•	Minimum denominations of $1,000 and integral multiples thereof

Key Terms

Payment at Maturity:	The payment at maturity, in excess of any accrued and unpaid interest, is based on the performance of the applicable Reference Stock. You will receive $1,000 for each $1,000 principal amount note, plus any accrued and unpaid interest at maturity, unless:

(1)  the applicable Final Share Price is less than the applicable Initial Share Price; and

(2)  on any day during the Monitoring Period, the closing price of the applicable Reference Stock is less than the applicable Initial Share Price, by more than the applicable Buffer Amount.

If the conditions described in (1) and (2) are both satisfied, at maturity you will receive, in addition to any accrued and unpaid interest, instead of the principal amount of your notes, the number of shares of the applicable Reference Stock equal to the applicable Physical Delivery Amount (or, at our election, the Cash Value thereof). Fractional shares will be paid in cash. The market value of the Physical Delivery Amount or the Cash Value thereof will most likely be substantially less than the principal amount of your notes, and may be zero.
Pricing Date:	January 27, 2012
Settlement Date:	On or about January 31, 2012
Observation Date*:	July 26, 2012
Maturity Date*:	July 31, 2012
Interest Payment Dates*:	Interest on the notes will be payable monthly in arrears on the last calendar day of each month, up to and including the final monthly interest payment, which will be payable on the Maturity Date (each such day, an “Interest Payment Date”), commencing February 29, 2012. See “Selected Purchase Considerations - Monthly Interest Payments” in this pricing supplement for more information.
Other Key Terms:	See “Additional Key Terms” on page PS-2 of this pricing supplement.
									Approximate Tax Allocation of Monthly Coupon†
	Page Number	Ticker Symbol	Principal Amount	Interest Rate	Buffer Amount	Initial Share Price	CUSIP	Approximate Monthly Coupon	Interest on Deposit	Put Premium
Freeport-McMoRan Copper & Gold Inc.	PS-5	FCX	$1,000	6.825% (equivalent to 13.65% per annum)	$9.226, which is equal to 20.00% of the Initial Share Price	$46.13	48125VKK5	$11.38	5.05%	94.95%
Schlumberger N.V. (Schlumberger Limited)	PS–7	SLB	$1,000	5.125% (equivalent to 10.25% per annum)	$15.332, which is equal to 20.00% of the Initial Share Price	$76.66	48125VKL3	$8.54	6.73%	93.27%
Wynn Resorts Limited	PS-9	WYNN	$1,000	7.75% (equivalent to 15.50% per annum)	$23.814, which is equal to 20.00% of the Initial Share Price	$119.07	48125VKM1	$12.92	4.45%	95.55%
The Goldman Sachs Group, Inc.	PS-11	GS	$1,000	5.375% (equivalent to 10.75% per annum)	$22.354, which is equal to 20.00% of the Initial Share Price	$111.77	48125VKN9	$8.96	6.42%	93.58%
Cummins Inc.	PS-13	CMI	$1,000	5.625% (equivalent to 11.25% per annum)	$21.30, which is equal to 20.00% of the Initial Share Price	$106.50	48125VKP4	$9.37	6.13%	93.87%
Alcoa Inc.	PS-15	AA	$1,000	6.125% (equivalent to 12.25% per annum)	$2.086, which is equal to 20.00% of the I nitial Share Price	$10.43	48125VKQ2	$10.21	5.63%	94.37%
*	Subject to postponement in the event of a market disruption event and as described under “Description of Notes — Payment at Maturity,” “Description of Notes — Interest Payments” and “Description of Notes — Postponement of a Determination Date” in the accompanying product supplement no. 7-II, as applicable.
†	Based on one reasonable treatment of the notes, as described herein under “Selected Purchase Considerations — Tax Treatment as a Unit Comprising a Put Option and a Deposit” and in the accompanying product supplement no. 7-II under “Material U.S. Federal Income Tax Consequences” on page PS-36.

Investing in the Reverse Exchangeable Notes involves a number of risks. See “Risk Factors” beginning on page PS-8 of the accompanying product supplement no. 7-II and “Selected Risk Considerations” beginning on page PS-2 of this pricing supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying product supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

	Price to Public (1)	Fees and Commissions (2)	Proceeds to Us
Freeport-McMoRan Copper & Gold Inc.
Per note	$1,000	$32	$968
Total	$256,000	$8,192	$247,808
Schlumberger N.V. (Schlumberger Limited)
Per note	$1,000	$24.50	$975.50
Total	$274,000	$6,713	$267,287
Wynn Resorts, Limited
Per note	$1,000	$29	$971
Total	$240,000	$6,960	$233,040
The Goldman Sachs Group, Inc.
Per note	$1,000	$21	$979
Total	$216,000	$4,536	$211,464
Cummins Inc.
Per note	$1,000	$32.45	$967.55
Total	$131,000	$4,250.95	$126,749.05
Alcoa Inc.
Per note	$1,000	$26	$974
Total	$451,000	$11,726	$439,274
(1)	The price to the public includes the estimated cost of hedging our obligations under the notes through one or more of our affiliates.
(2)	J.P. Morgan Securities LLC, which we refer to as JPMS, acting as agent for JPMorgan Chase & Co., will receive commissions of $32.00, $24.50, $29.00, $21.00, $32.45 and $26.00 per $1,000 principal amount note for notes linked to the common stock of Freeport-McMoRan Copper & Gold Inc., Schlumberger N.V. (Schlumberger Limited), Wynn Resorts, Limited, The Goldman Sachs Group, Inc., Cummins Inc. and Alcoa Inc., respectively, and will use a portion of such commissions to pay selling concessions to other affiliated or unaffiliated dealers of $23.50, $19.80, $22.00, $18.00, $23.75 and $20.50 per $1,000 principal amount note for notes linked to the common stock of Freeport-McMoRan Copper & Gold Inc., Schlumberger N.V. (Schlumberger Limited), Wynn Resorts, Limited, The Goldman Sachs Group, Inc., Cummins Inc. and Alcoa Inc., respectively. Commissions include the projected profits that our affiliates expect to realize, some of which have been allowed to other unaffiliated dealers, for assuming risks inherent in hedging our obligations under the notes. See “Plan of Distribution (Conflicts of Interest)” beginning on page PS-42 of the accompanying product supplement no. 7-II.

The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

January 27, 2012

Additional Terms Specific to Each Note Offering

This pricing supplement relates to six (6) separate note offerings. Each issue of offered notes is linked to one, and only one, Reference Stock. The purchaser of a note will acquire a security linked to a single Reference Stock (not to a basket or index that includes another Reference Stock). You may participate in any of the six (6) note offerings or, at your election, in two or more of the offerings. While each note offering relates only to a single Reference Stock identified on the cover page, you should not construe that fact as a recommendation of the merits of acquiring an investment linked to that Reference Stock (or any other Reference Stock) or as to the suitability of an investment in the notes.

You should read this pricing supplement together with the prospectus dated November 14, 2011, as supplemented by the prospectus supplement dated November 14, 2011 relating to our Series E medium-term notes of which these notes are a part, and the more detailed information contained in product supplement no. 7-II dated November 16, 2011. This pricing supplement, together with the documents listed below, contains the terms of the notes, supplements the term sheet related hereto dated January 18, 2012 and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying product supplement no. 7-II, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Product supplement no. 7-II dated November 16, 2011: http://www.sec.gov/Archives/edgar/data/19617/000089109211007680/e46240_424b2.pdf
•	Prospectus supplement dated November 14, 2011: http://www.sec.gov/Archives/edgar/data/19617/000089109211007578/e46180_424b2.pdf
•	Prospectus dated November 14, 2011: http://www.sec.gov/Archives/edgar/data/19617/000089109211007568/e46179_424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 19617. As used in this pricing supplement, the “Company,” “we,” “us” and “our” refer to JPMorgan Chase & Co.

Additional Key Terms

Monitoring Period:	The period from but excluding the Pricing Date to and including the Observation Date.
Physical Delivery Amount:	The number of shares of the applicable Reference Stock, per $1,000 principal amount note, equal to $1,000 divided by the applicable Initial Share Price, subject to adjustments.
Cash Value:	For each Reference Stock, the amount in cash equal to the product of (1) $1,000 divided by the Initial Share Price of such Reference Stock and (2) the Final Share Price of such Reference Stock, subject to adjustments.
Initial Share Price:	The closing price of the applicable Reference Stock on the Pricing Date, divided by the Stock Adjustment Factor. The Initial Share Price is subject to adjustments in certain circumstances. See “General Terms of Notes — Anti-Dilution Adjustments” and “General Terms of Notes — Reorganization Events” in the accompanying product supplement no. 7-II for further information about these adjustments.
Final Share Price:	The closing price of the applicable Reference Stock on the Observation Date.
Stock Adjustment Factor:	For each Reference Stock, set equal to 1.0 on the Pricing Date, subject to adjustment under certain circumstances. See “General Terms of Notes — Anti-Dilution Adjustments” in the accompanying product supplement no. 7-II.

Selected Purchase Considerations

•	THE NOTES OFFER A HIGHER INTEREST RATE THAN THE YIELD ON DEBT SECURITIES OF COMPARABLE MATURITY ISSUED BY US OR AN ISSUER WITH A COMPARABLE CREDIT RATING — The notes will pay interest at an Interest Rate depending upon the applicable Reference Stock, as indicated on the cover of this pricing supplement. The applicable Interest Rate is higher than the yield currently available on debt securities of comparable maturity issued by us or an issuer with a comparable credit rating. Because the notes are our senior unsecured obligations, any interest payment or any payment at maturity is subject to our ability to pay our obligations as they become due.
•	MONTHLY INTEREST PAYMENTS — The notes offer monthly interest payments at the applicable Interest Rate set forth on the cover of this pricing supplement. Interest will be payable monthly in arrears on the last calendar day of each month, up to and including the final monthly interest payment, which will be payable on the Maturity Date (each such day, an “Interest Payment Date”), commencing February 29, 2012. Interest will be payable to the holders of record at the close of business on the business day immediately preceding the applicable Interest Payment Date. If an Interest Payment Date is not a business day, payment will be made on the next business day immediately following such day, but no additional interest will accrue as a result of the delayed payment. For example, the monthly Interest Payment Date for March 2012 is March 31, 2012, but because that day is not a business day, payment of interest with respect to that Interest Payment Date will be made on April 2, 2012, the next succeeding business day.
•	THE NOTES DO NOT GUARANTEE THE RETURN OF YOUR PRINCIPAL — We will pay you your principal back at maturity so long as the applicable Final Share Price is not less than the applicable Initial Share Price or the closing price of the applicable Reference Stock is not less than the applicable Initial Share Price by more than the applicable Buffer Amount on any day during the Monitoring Period. However, if the applicable Final Share Price is less than the applicable Initial Share Price and the closing price of the applicable Reference Stock on any day during the Monitoring Period is less than the applicable Initial Share Price by more than the applicable Buffer Amount, you could lose the entire principal amount of your notes.
•	TAX TREATMENT AS A UNIT COMPRISING A PUT OPTION AND A DEPOSIT— You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 7-II. Based on the advice of Davis Polk & Wardwell LLP, our special tax counsel, and on current market conditions, in determining our reporting responsibilities we intend to treat the notes for U.S. federal income tax purposes as units each comprising: (x) a Put Option written by you that requires you to purchase the Reference Stock (or, at our option, receive the Cash Value thereof) from us at maturity under circumstances where the payment due at maturity is the Physical Delivery Amount and (y) a Deposit of $1,000 per $1,000 principal amount note to secure your potential obligation under the Put Option. By purchasing the notes, you agree (in the absence of an administrative determination or judicial ruling to the contrary) to follow this treatment and the allocations

JPMorgan Structured Investments —	PS-1
Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer

described in the following paragraph. However, there are other reasonable treatments that the Internal Revenue Service (the “IRS”) or a court may adopt, in which case the timing and character of any income or loss on the notes could be significantly and adversely affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the notes would be viewed as similar to the typical prepaid forward contract described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect. The notice focuses on a number of issues, the most relevant of which for holders of the notes are the character of income or loss (including whether the Put Premium might be currently included as ordinary income) and the degree, if any, to which income realized by Non-U.S. Holders should be subject to withholding tax.
In determining our reporting responsibilities, we intend to treat the percentages of each interest payment specified on the cover of this pricing supplement as interest on the Deposit and as Put Premium, respectively. Assuming that the treatment of the notes as units each comprising a Put Option and a Deposit is respected, amounts treated as interest on the Deposit will be taxed as ordinary income, while the Put Premium will not be taken into account prior to maturity or sale.
Both U.S. and Non-U.S. Holders should consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by the 2007 notice. Purchasers who are not initial purchasers of notes at the issue price should also consult their tax advisers with respect to the tax consequences of an investment in the notes, including possible alternative treatments, as well as the allocation of the purchase price of the notes between the Deposit and the Put Option.

Selected Risk Considerations

An investment in the notes involves significant risks. Investing in the notes is not equivalent to investing directly in any of the Reference Stocks. These risks are explained in more detail in the “Risk Factors” section of the accompanying product supplement no. 7-II dated November 16, 2011.

•	YOUR INVESTMENT IN THE NOTES MAY RESULT IN A LOSS — The notes do not guarantee any return of principal. The payment at maturity will be based on the applicable Final Share Price and whether the closing price of the applicable Reference Stock is less than the applicable Initial Share Price by more than the applicable Buffer Amount on any day during the Monitoring Period. Under certain circumstances, you will receive at maturity a number of shares of the applicable Reference Stock equal to the Physical Delivery Amount (or, at our election, the Cash Value thereof). The market value of the shares of the applicable Reference Stock delivered to you as the Physical Delivery Amount or the Cash Value thereof will most likely be less than the principal amount of your notes and may be zero. Accordingly, you could lose up to the entire principal amount of your notes.
•	THE BENEFIT PROVIDED BY THE BUFFER AMOUNT MAY TERMINATE ON ANY DAY DURING THE TERM OF THE NOTES — If, on any day during the Monitoring Period, the closing price of the applicable Reference Stock is less than the applicable Initial Share Price by more than the applicable Buffer Amount, you will be fully exposed to any depreciation in the applicable Reference Stock, from the Initial Share Price to the Final Share Price. We refer to this feature as a contingent buffer. Under these circumstances, and if the applicable Final Share Price is less than the applicable Initial Share Price, you will receive at maturity a number of shares of the applicable Reference Stock equal to the Physical Delivery Amount (or, at our election, the Cash Value thereof) and, consequently, you will lose 1% of the principal amount of your investment for every 1% that the applicable Final Share Price is less than the applicable Initial Share Price. You will be subject to this potential loss of principal even if the closing price of the applicable Reference Stock subsequently recovers such that the applicable closing price of the Reference Stock is not less than its Initial Share Price by more than its Buffer Amount. If these notes had a non-contingent buffer feature, under the same scenario, you would have received the full principal amount of your notes plus accrued and unpaid interest at maturity. As a result, your investment in the notes may not perform as well as an investment in a security with a return that includes a non-contingent buffer.
•	CREDIT RISK OF JPMORGAN CHASE & CO. — The notes are subject to the credit risk of JPMorgan Chase & Co. and our credit ratings and credit spreads may adversely affect the market value of the notes. Investors are dependent on JPMorgan Chase & Co.’s ability to pay all amounts due on the notes, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Any decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to affect adversely the value of the notes. If we were to default on our payment obligations, you may not receive any amounts owed to you under the notes and you could lose your entire investment.
•	POTENTIAL CONFLICTS — We and our affiliates play a variety of roles in connection with the issuance of the notes, including acting as calculation agent. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the notes. We and/or our affiliates may also currently or from time to time engage in business with the Reference Stock issuers, including extending loans to, or making equity investments in, those Reference Stock issuers or providing advisory services to those Reference Stock issuers. In addition, one or more of our affiliates may publish research reports or otherwise express opinions with respect to the Reference Stock issuers and these reports may or may not recommend that investors buy or hold the Reference Stocks. As a prospective purchaser of the notes, you should undertake an independent investigation of the applicable Reference Stock issuer that in your judgment is appropriate to make an informed decision with respect to an investment in the notes.
•	SINGLE STOCK RISK — The price of the applicable Reference Stock can fall sharply due to factors specific to that Reference Stock and its issuer, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions.
•	CERTAIN BUILT-IN COSTS ARE LIKELY TO AFFECT ADVERSELY THE VALUE OF THE NOTES PRIOR TO MATURITY — While the payment at maturity, if any, described in this pricing supplement is based on the full principal amount of your notes, the original issue price of the notes includes the agent’s commission and the estimated cost of hedging our obligations under the notes. As a result, and as a general matter, the price, if any, at which JPMS will be willing to purchase notes from you in secondary market transactions, if at all, will likely be lower than the original issue price and any sale prior to the maturity date could result in a substantial loss to you. This secondary market price will also be affected by a number of factors aside from the agent’s commission and hedging costs, including those referred to under “Many Economic and Market Factors Will Influence the Value of the Notes” below.
The notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your notes to maturity.
JPMorgan Structured Investments —	PS-2
Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer

•	BUFFER AMOUNT APPLIES ONLY IF YOU HOLD THE NOTES TO MATURITY — We will pay you your principal back at maturity only if the closing price of the applicable Reference Stock is not less than the applicable Initial Share Price by more than the applicable Buffer Amount on any day during the Monitoring Period, the applicable Final Share Price is not less than the applicable Initial Share Price and the notes are held to maturity. If the closing price of the applicable Reference Stock is less than the applicable Initial Share Price by more than the applicable Buffer Amount on any day during the Monitoring Period and the applicable Final Share Price is less than the applicable Initial Share Price, the benefit provided by the applicable Buffer Amount will be eliminated and you will be fully exposed to any decline in the closing price of the applicable Reference Stock from the applicable Initial Share Price to the applicable Final Share Price.
•	VOLATILITY RISK — Greater expected volatility with respect to the applicable Reference Stock indicates a greater likelihood as of the Pricing Date that the closing price of the applicable Reference Stock could be less than the applicable Initial Share Price by more than the applicable Buffer Amount on any day during the Monitoring Period or that the applicable Final Share Price could be less than the applicable Initial Share Price on the Observation Date. The applicable Reference Stock’s volatility, however, can change significantly over the term of the notes. The closing price of the applicable Reference Stock could fall sharply on any day during the Monitoring Period, which could result in a significant loss of principal.
•	YOUR RETURN ON THE NOTES IS LIMITED TO THE PRINCIPAL AMOUNT PLUS ACCRUED INTEREST REGARDLESS OF ANY APPRECIATION IN THE VALUE OF THE APPLICABLE REFERENCE STOCK — Unless (i) the applicable Final Share Price is less than the applicable Initial Share Price and (ii) on any day during the Monitoring Period, the closing price of the applicable Reference Stock is less than the applicable Initial Share Price by more than the applicable Buffer Amount, for each $1,000 principal amount note, you will receive $1,000 at maturity plus any accrued and unpaid interest, regardless of any appreciation in the value of the applicable Reference Stock, which may be significant. Accordingly, the return on the notes may be significantly less than the return on a direct investment in the applicable Reference Stock during the term of the notes.
•	NO OWNERSHIP RIGHTS IN THE APPLICABLE REFERENCE STOCK — As a holder of the notes, you will not have any ownership interest or rights in the applicable Reference Stock, such as voting rights or dividend payments. In addition, the applicable Reference Stock issuer will not have any obligation to consider your interests as a holder of the notes in taking any corporate action that might affect the value of the applicable Reference Stock and the notes.
•	THE NOTES LINKED TO THE COMMON STOCK OF SCHLUMBERGER ARE SUBJECT TO RISKS ASSOCIATED WITH NON- U.S. SECURITIES — An investment in notes linked to the value of non-U.S. equity securities, such as the common stock of Schlumberger N.V. (Schlumberger Limited) (“Schlumberger”) involves risks associated with the home country of the issuer of the non-U.S. equity securities. Non-U.S. companies, such as those organized in Curaçao, are generally subject to accounting, auditing and financial reporting standards and requirements, and securities trading rules different from those applicable to U.S. reporting companies. The prices of non-U.S. equity securities may be affected by political, economic, financial and social factors in the home country of the issuer of the non- U.S. equity securities, including changes in such country’s government, economic and fiscal policies, currency exchange laws or other laws or restrictions. Moreover, the economy of such country may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self sufficiency. Such country may be subjected to different and, in some cases, more adverse economic environments.
•	THE NOTES LINKED TO THE COMMON STOCK OF SCHLUMBERGER ARE SUBJECT TO CURRENCY EXCHANGE RATE RISK — Because the common stock of Schlumberger is quoted and traded in U.S. dollars on the New York Stock Exchange, in European Union euros on Euronext Paris, in British pounds sterling on the London Stock Exchange and in Swiss francs on the SIX Swiss Exchange, fluctuations in the exchange rate between the European Union euro, the British pound sterling, the Swiss Franc and the U.S. dollar will likely affect the relative value of the common stock of Schlumberger in these different currencies and, as a result, will likely affect the market price of the common stock of Schlumberger trading on the New York Stock Exchange. These trading differences and currency exchange rates may affect the market value of the notes linked to the common stock of Schlumberger and whether the closing price of the common stock of Schlumberger will fall below the applicable Buffer Amount on any day during the Monitoring Period and whether the applicable Final Share Price will be greater than, equal to or less than the applicable Initial Share Price.. The European Union euro, the British pound sterling and the Swiss Franc have been subject to fluctuations against the U.S. dollar in the past, and may be subject to significant fluctuations in the future. Previous fluctuations or periods of relative stability in the exchange rates of the European Union euro, the British pound sterling and the Swiss Franc relative to the U.S. dollar are not necessarily indicative of fluctuations or periods of relative stability in those rates that may occur over the term of the notes linked to the common stock of Schlumberger. The exchange rates of the European Union euro, the British pound sterling and the Swiss Franc relative to the U.S. dollar are the result of the supply of, and the demand for, those currencies. Changes in exchange rates result over time from the interaction of many factors directly or indirectly affecting economic and political conditions in the home countries and region of these currencies, including economic and political developments in other countries. Of particular importance are rates of inflation, interest rate levels, the balance of payments and the extent of governmental surpluses or deficits in these countries, all of which are in turn sensitive to the monetary, fiscal and trade policies pursued by these countries and other jurisdictions important to international trade and finance.
•	NO AFFILIATION WITH THE REFERENCE STOCK ISSUERS — We are not affiliated with the issuers of the Reference Stocks. We assume no responsibility for the adequacy of the information about the Reference Stock issuers contained in this pricing supplement or in product supplement no. 7-II. You should undertake your own investigation into the Reference Stocks and their issuers. We are not responsible for the Reference Stock issuers’ public disclosure of information, whether contained in SEC filings or otherwise.
•	LACK OF LIQUIDITY — The notes will not be listed on any securities exchange. JPMS intends to offer to purchase the notes in the secondary market but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. Because other dealers are not likely to make a secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which JPMS is willing to buy the notes.
•	HEDGING AND TRADING IN THE REFERENCE STOCKS — While the notes are outstanding, we or any of our affiliates may carry out hedging activities related to the notes, including in the applicable Reference Stock or instruments related to the applicable Reference Stock(s). We or our affiliates may also trade in the Reference Stocks or instruments related to Reference Stock(s) from time to time. Any of these hedging or trading activities as of the Pricing Date and during the term of the notes could adversely affect our payment to you at maturity. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the notes declines.
JPMorgan Structured Investments —	PS-3
Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer

•	THE ANTI-DILUTION PROTECTION FOR THE REFERENCE STOCKS IS LIMITED AND MAY BE DISCRETIONARY — The calculation agent will make adjustments to a Stock Adjustment Factor for certain corporate events affecting the applicable Reference Stock. However, the calculation agent will not make an adjustment in response to all events that could affect the applicable Reference Stock. If an event occurs that does not require the calculation agent to make an adjustment, the value of the notes may be materially and adversely affected. You should also be aware that the calculation agent may make adjustments in response to events that are not described in the accompanying product supplement to account for any diluting or concentrative effect, but the calculation agent is under no obligation to do so or to consider your interests as a holder of the notes in making these determinations.
•	MANY ECONOMIC AND MARKET FACTORS WILL INFLUENCE THE VALUE OF THE NOTES — In addition to the value of the applicable Reference Stock and interest rates on any day, the value of the notes will be affected by a number of economic and market factors that may either offset or magnify each other and which are set out in more detail in product supplement no. 7-II.
JPMorgan Structured Investments —	PS-4
Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer

The Reference Stocks

Public Information

All information contained herein on the Reference Stocks and on the Reference Stock issuers is derived from publicly available sources and is provided for informational purposes only. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC by a Reference Stock issuer pursuant to the Exchange Act can be located by reference to the SEC file number provided below and can be accessed through www.sec.gov. We do not make any representation that these publicly available documents are accurate or complete. See “The Reference Stock” beginning on page PS-22 of the accompanying product supplement no. 7-II for more information.

Freeport-McMoRan Copper & Gold Inc. (“Freeport-McMoRan”)

According to its publicly available filings with the SEC, Freeport-McMoRan is a copper, gold and molybdenum mining company, with its principal asset located in the Grasberg minerals district of Indonesia, with additional mines in North and South America. The common stock of Freeport-McMoRan, par value $0.10 per share, is listed on New York Stock Exchange, which we refer to as the relevant exchange for purposes of Freeport-McMoRan in the accompanying product supplement no. 7-II. Freeport-McMoRan's SEC file number is 001-11307-01.

Historical Information Regarding the Common Stock of Freeport-McMoRan

The following graph sets forth the historical performance of the common stock of Freeport-McMoRan based on the weekly closing price (in U.S. dollars) of the common stock of Freeport-McMoRan from January 5, 2007 through January 27, 2012. The closing price of the common stock of Freeport-McMoRan on January 27, 2012 was $46.13. We obtained the closing prices below from Bloomberg Financial Markets, without independent verification. The closing prices may be adjusted by Bloomberg Financial Markets for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

Since its inception, the price of the common stock of Freeport-McMoRan has experienced significant fluctuations. The historical performance of the common stock of Freeport-McMoRan should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of Freeport-McMoRan during the term of the notes. We cannot give you assurance that the performance of the common stock of Freeport-McMoRan will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that Freeport-McMoRan will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Freeport-McMoRan.

JPMorgan Structured Investments —	PS-5
Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer

Examples of Hypothetical Payment at Maturity for a $1,000 Investment in the Notes Linked to the Common Stock of Freeport-McMoRan

The following table illustrates hypothetical payments at maturity on a $1,000 investment in the notes linked to the common stock of Freeport-McMoRan, based on a range of hypothetical Final Share Prices of the Reference Stock and assuming that the closing price of the Reference Stock declines in the manner set forth in the columns titled “Hypothetical lowest closing price during the Monitoring Period” and “Hypothetical lowest closing price expressed as a percentage of Initial Share Price during the Monitoring Period.” The numbers appearing in the following table and examples have been rounded for ease of analysis. For this table of hypothetical payments at maturity, we have also assumed the following:

•	the Initial Share Price:	$46.13	•	the Buffer Amount (in U.S. dollars):	$9.22
•	the Interest Rate:	6.825% (equivalent to 13.65% per annum)	•	the Buffer Amount:	20.00%
Hypothetical lowest closing price during the Monitoring Period	Hypothetical lowest closing price during the Monitoring Period expressed as a percentage of Initial Share Price	Hypothetical Final Share Price	Hypothetical Final Share Price expressed as a percentage of Initial Share Price	Payment at Maturity**	Total Value of Payment Received at Maturity **
$46.13	100%	$92.26	200%	$1,000.00	$1,000.00
$23.06	50%	$48.44	105%	$1,000.00	$1,000.00
$46.13	100%	$46.13	100%	$1,000.00	$1,000.00
$36.91	80%	$36.91	80%	$1,000.00	$1,000.00
$23.06	50%	$43.82	95%	21 shares of the Reference Stock or the Cash Value thereof	$950.00
$23.06	50%	$23.06	50%	21 shares of the Reference Stock or the Cash Value thereof	$500.00
$11.53	25%	$11.53	25%	21 shares of the Reference Stock or the Cash Value thereof	$250.00
$0.00	0%	$0.00	0%	21 shares of the Reference Stock or the Cash Value thereof	$0.00

**	Note that you will receive at maturity any accrued and unpaid interest in cash, in addition to either shares of the Reference Stock (or, at our election, the Cash Value thereof) or the principal amount of your note in cash. Also note that if you receive the Physical Delivery Amount at maturity, the total value of payment received at maturity shown in the table above includes the value of any fractional shares, which will be paid in cash.

The following examples illustrate how the total value of payments received at maturity set forth in the table above are calculated.

Example 1: The lowest closing price of the Reference Stock during the Monitoring Period is $23.06 but the Final Share Price is $48.44. Because the Final Share Price of $48.44 is greater than the Initial Share Price of $46.13, you will receive a payment at maturity of $1,000 per $1,000 principal amount note.

Example 2: The lowest closing price of the Reference Stock during the Monitoring Period is $23.06 and the Final Share Price is $43.82. Because the Final Share Price of $43.82 is less than the Initial Share Price of $46.13 and the closing price of the Reference Stock is less than the Initial Share Price by more than the Buffer Amount on at least one day during the Monitoring Period, you will receive the Physical Delivery Amount (or, at our election, the Cash Value thereof) at maturity. Because the Final Share Price of the Reference Stock is $43.82, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $950.00.

Example 3: The closing price of the Reference Stock is not less than the Initial Share Price by more than the Buffer Amount on any day during the Monitoring Period prior to the Observation Date. However, the closing price of the Reference Stock on the Observation Date is $23.06, a decline of more than the Buffer Amount from the Initial Share Price. Because the Final Share Price of $23.06 is less than the Initial Share Price of $46.13 and the Final Share Price is less than the Initial Share Price by more than the Buffer Amount, you will receive the Physical Delivery Amount (or, at our election, the Cash Value thereof) at maturity. Because the Final Share Price of the Reference Stock is $23.06, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $500.00.

Example 4: The Final Share Price of $36.91 is less than the Initial Share Price of $46.13 but is not less than the Initial Share Price by more than the Buffer Amount and the closing price of the Reference Stock is not less than the Initial Share Price by more than the Buffer Amount on any day during the Monitoring Period. Because the closing price of the Reference Stock is not less than the Initial Share Price by more than the Buffer Amount on any day during the Monitoring Period, you will receive a payment at maturity of $1,000 per $1,000 principal amount note, even though the Final Share Price of $36.91 is less than the Initial Share Price of $46.13.

Regardless of the performance of the Reference Stock or the payment you receive at maturity, you will receive interest payments, for each $1,000 principal amount note, in the aggregate amount of $68.25 over the term of the notes. The actual number of shares of the Reference Stock, or the Cash Value thereof, you may receive at maturity and the actual Buffer Amount applicable to your notes may be more or less than the amounts displayed in this hypothetical and will depend in part on the Initial Share Price. On the Pricing Date, the Initial Share Price was $46.13, the Buffer Amount was $9.226 and the Physical Delivery Amount was 21.6779 shares of the Reference Stock, in each case subject to adjustments.

The hypothetical payouts on the notes shown above do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical payouts shown above would likely be lower.

JPMorgan Structured Investments —	PS-6
Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer

Schlumberger N.V. (Schlumberger Limited) (“Schlumberger”)

According to its publicly available filings with the SEC, Schlumberger, organized under the laws of the Netherlands Antilles, is an oilfield services company, supplying technology, project management and information solutions to the oil and gas industry. The common stock of Schlumberger, par value $0.01 per share, is listed on New York Stock Exchange, which we refer to as the relevant exchange for purposes of Schlumberger in the accompanying product supplement no. 7-II. Schlumberger's SEC file number is 001-04601.

Historical Information Regarding the Common Stock of Schlumberger

The following graph sets forth the historical performance of the common stock of Schlumberger based on the weekly closing price (in U.S. dollars) of the common stock of Schlumberger from January 5, 2007 through January 27, 2012. The closing price of the common stock of Schlumberger on January 27, 2012 was $76.66. We obtained the closing prices below from Bloomberg Financial Markets, without independent verification. The closing prices may be adjusted by Bloomberg Financial Markets for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

Since its inception, the price of the common stock of Schlumberger has experienced significant fluctuations. The historical performance of the common stock of Schlumberger should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of Schlumberger during the term of the notes. We cannot give you assurance that the performance of the common stock of Schlumberger will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that Schlumberger will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Schlumberger.

JPMorgan Structured Investments —	PS-7
Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer

Examples of Hypothetical Payment at Maturity for a $1,000 Investment in the Notes Linked to the Common Stock of Schlumberger

The following table illustrates hypothetical payments at maturity on a $1,000 investment in the notes linked to the common stock of Schlumberger, based on a range of hypothetical Final Share Prices of the Reference Stock and assuming that the closing price of the Reference Stock declines in the manner set forth in the columns titled “Hypothetical lowest closing price during the Monitoring Period” and “Hypothetical lowest closing price expressed as a percentage of Initial Share Price during the Monitoring Period.” The numbers appearing in the following table and examples have been rounded for ease of analysis. For this table of hypothetical payments at maturity, we have also assumed the following:

•	the Initial Share Price:	$76.66	•	the Buffer Amount (in U.S. dollars):	$15.33
•	the Interest Rate:	5.125% (equivalent to 10.25% per annum)	•	the Buffer Amount:	20.00%
Hypothetical lowest closing price during the Monitoring Period	Hypothetical lowest closing price during the Monitoring Period expressed as a percentage of Initial Share Price	Hypothetical Final Share Price	Hypothetical Final Share Price expressed as a percentage of Initial Share Price	Payment at Maturity**	Total Value of Payment Received at Maturity **
$76.66	100%	$153.32	200%	$1,000.00	$1,000.00
$38.33	50%	$80.49	105%	$1,000.00	$1,000.00
$76.66	100%	$76.66	100%	$1,000.00	$1,000.00
$61.33	80%	$61.33	80%	$1,000.00	$1,000.00
$38.33	50%	$72.83	95%	13 shares of the Reference Stock or the Cash Value thereof	$950.00
$38.33	50%	$38.33	50%	13 shares of the Reference Stock or the Cash Value thereof	$500.00
$19.16	25%	$19.16	25%	13 shares of the Reference Stock or the Cash Value thereof	$250.00
$0.00	0%	$0.00	0%	13 shares of the Reference Stock or the Cash Value thereof	$0.00

**	Note that you will receive at maturity any accrued and unpaid interest in cash, in addition to either shares of the Reference Stock (or, at our election, the Cash Value thereof) or the principal amount of your note in cash. Also note that if you receive the Physical Delivery Amount at maturity, the total value of payment received at maturity shown in the table above includes the value of any fractional shares, which will be paid in cash.

The following examples illustrate how the total value of payments received at maturity set forth in the table above are calculated.

Example 1: The lowest closing price of the Reference Stock during the Monitoring Period is $38.33 but the Final Share Price is $80.49. Because the Final Share Price of $80.49 is greater than the Initial Share Price of $76.66, you will receive a payment at maturity of $1,000 per $1,000 principal amount note.

Example 2: The lowest closing price of the Reference Stock during the Monitoring Period is $38.33 and the Final Share Price is $72.83. Because the Final Share Price of $72.83 is less than the Initial Share Price of $76.66 and the closing price of the Reference Stock is less than the Initial Share Price by more than the Buffer Amount on at least one day during the Monitoring Period, you will receive the Physical Delivery Amount (or, at our election, the Cash Value thereof) at maturity. Because the Final Share Price of the Reference Stock is $72.83, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $950.00.

Example 3: The closing price of the Reference Stock is not less than the Initial Share Price by more than the Buffer Amount on any day during the Monitoring Period prior to the Observation Date. However, the closing price of the Reference Stock on the Observation Date is $38.33, a decline of more than the Buffer Amount from the Initial Share Price. Because the Final Share Price of $38.33 is less than the Initial Share Price of $76.66 and the Final Share Price is less than the Initial Share Price by more than the Buffer Amount, you will receive the Physical Delivery Amount (or, at our election, the Cash Value thereof) at maturity. Because the Final Share Price of the Reference Stock is $38.33, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $500.00.

Example 4: The Final Share Price of $61.33 is less than the Initial Share Price of $76.66 but is not less than the Initial Share Price by more than the Buffer Amount and the closing price of the Reference Stock is not less than the Initial Share Price by more than the Buffer Amount on any day during the Monitoring Period. Because the closing price of the Reference Stock is not less than the Initial Share Price by more than the Buffer Amount on any day during the Monitoring Period, you will receive a payment at maturity of $1,000 per $1,000 principal amount note, even though the Final Share Price of $61.33 is less than the Initial Share Price of $76.66.

Regardless of the performance of the Reference Stock or the payment you receive at maturity, you will receive interest payments, for each $1,000 principal amount note, in the aggregate amount of $51.25 over the term of the notes. The actual number of shares of the Reference Stock, or the Cash Value thereof, you may receive at maturity and the actual Buffer Amount applicable to your notes may be more or less than the amounts displayed in this hypothetical and will depend in part on the Initial Share Price. On the Pricing Date, the Initial Share Price was $76.66, the Buffer Amount was $15.332 and the Physical Delivery Amount was 13.0446 shares of the Reference Stock, in each case subject to adjustments.

The hypothetical payouts on the notes shown above do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical payouts shown above would likely be lower.

JPMorgan Structured Investments —	PS-8
Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer

Wynn Resorts, Limited (“Wynn Resorts”)

According to its publicly available filings with the SEC, Wynn Resorts, Limited is a developer, owner and operator of destination casino resorts. The common stock of Wynn Resorts, par value $0.01 per share, is listed on The NASDAQ Global Select Market, which we refer to as the relevant exchange for purposes of Wynn Resorts in the accompanying product supplement no. 7-II. Wynn Resorts's SEC file number is 000-50028.

Historical Information Regarding the Common Stock of Wynn Resorts

The following graph sets forth the historical performance of the common stock of Wynn Resorts based on the weekly closing price (in U.S. dollars) of the common stock of Wynn Resorts from January 5, 2007 through January 27, 2012. The closing price of the common stock of Wynn Resorts on January 27, 2012 was $119.07. We obtained the closing prices below from Bloomberg Financial Markets, without independent verification. The closing prices may be adjusted by Bloomberg Financial Markets for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

Since its inception, the price of the common stock of Wynn Resorts has experienced significant fluctuations. The historical performance of the common stock of Wynn Resorts should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of Wynn Resorts during the term of the notes. We cannot give you assurance that the performance of the common stock of Wynn Resorts will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that Wynn Resorts will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Wynn Resorts.

JPMorgan Structured Investments —	PS-9
Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer

Examples of Hypothetical Payment at Maturity for a $1,000 Investment in the Notes Linked to the Common Stock of Wynn Resorts

The following table illustrates hypothetical payments at maturity on a $1,000 investment in the notes linked to the common stock of Wynn Resorts, based on a range of hypothetical Final Share Prices of the Reference Stock and assuming that the closing price of the Reference Stock declines in the manner set forth in the columns titled “Hypothetical lowest closing price during the Monitoring Period” and “Hypothetical lowest closing price expressed as a percentage of Initial Share Price during the Monitoring Period.” The numbers appearing in the following table and examples have been rounded for ease of analysis. For this table of hypothetical payments at maturity, we have also assumed the following:

•	the Initial Share Price:	$119.07	•	the Buffer Amount (in U.S. dollars):	$23.81
•	the Interest Rate:	7.75% (equivalent to 15.50% per annum)	•	the Buffer Amount:	20.00%
Hypothetical lowest closing price during the Monitoring Period	Hypothetical lowest closing price during the Monitoring Period expressed as a percentage of Initial Share Price	Hypothetical Final Share Price	Hypothetical Final Share Price expressed as a percentage of Initial Share Price	Payment at Maturity**	Total Value of Payment Received at Maturity **
$119.07	100%	$238.14	200%	$1,000.00	$1,000.00
$59.54	50%	$125.02	105%	$1,000.00	$1,000.00
$119.07	100%	$119.07	100%	$1,000.00	$1,000.00
$95.26	80%	$95.26	80%	$1,000.00	$1,000.00
$59.54	50%	$113.12	95%	8 shares of the Reference Stock or the Cash Value thereof	$950.00
$59.54	50%	$59.54	50%	8 shares of the Reference Stock or the Cash Value thereof	$500.00
$29.77	25%	$29.77	25%	8 shares of the Reference Stock or the Cash Value thereof	$250.00
$0.00	0%	$0.00	0%	8 shares of the Reference Stock or the Cash Value thereof	$0.00

**	Note that you will receive at maturity any accrued and unpaid interest in cash, in addition to either shares of the Reference Stock (or, at our election, the Cash Value thereof) or the principal amount of your note in cash. Also note that if you receive the Physical Delivery Amount at maturity, the total value of payment received at maturity shown in the table above includes the value of any fractional shares, which will be paid in cash.

The following examples illustrate how the total value of payments received at maturity set forth in the table above are calculated.

Example 1: The lowest closing price of the Reference Stock during the Monitoring Period is $59.54 but the Final Share Price is $125.02. Because the Final Share Price of $125.02 is greater than the Initial Share Price of $119.07, you will receive a payment at maturity of $1,000 per $1,000 principal amount note.

Example 2: The lowest closing price of the Reference Stock during the Monitoring Period is $59.54 and the Final Share Price is $113.12. Because the Final Share Price of $113.12 is less than the Initial Share Price of $119.07 and the closing price of the Reference Stock is less than the Initial Share Price by more than the Buffer Amount on at least one day during the Monitoring Period, you will receive the Physical Delivery Amount (or, at our election, the Cash Value thereof) at maturity. Because the Final Share Price of the Reference Stock is $113.12, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $950.00.

Example 3: The closing price of the Reference Stock is not less than the Initial Share Price by more than the Buffer Amount on any day during the Monitoring Period prior to the Observation Date. However, the closing price of the Reference Stock on the Observation Date is $59.54, a decline of more than the Buffer Amount from the Initial Share Price. Because the Final Share Price of $59.54 is less than the Initial Share Price of $119.07 and the Final Share Price is less than the Initial Share Price by more than the Buffer Amount, you will receive the Physical Delivery Amount (or, at our election, the Cash Value thereof) at maturity. Because the Final Share Price of the Reference Stock is $59.54, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $500.00.

Example 4: The Final Share Price of $95.26 is less than the Initial Share Price of $119.07 but is not less than the Initial Share Price by more than the Buffer Amount and the closing price of the Reference Stock is not less than the Initial Share Price by more than the Buffer Amount on any day during the Monitoring Period. Because the closing price of the Reference Stock is not less than the Initial Share Price by more than the Buffer Amount on any day during the Monitoring Period, you will receive a payment at maturity of $1,000 per $1,000 principal amount note, even though the Final Share Price of $95.26 is less than the Initial Share Price of $119.07.

Regardless of the performance of the Reference Stock or the payment you receive at maturity, you will receive interest payments, for each $1,000 principal amount note, in the aggregate amount of $77.50 over the term of the notes. The actual number of shares of the Reference Stock, or the Cash Value thereof, you may receive at maturity and the actual Buffer Amount applicable to your notes may be more or less than the amounts displayed in this hypothetical and will depend in part on the Initial Share Price. On the Pricing Date, the Initial Share Price was $119.07, the Buffer Amount was $23.814 and the Physical Delivery Amount was 8.3984 shares of the Reference Stock, in each case subject to adjustments.

The hypothetical payouts on the notes shown above do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical payouts shown above would likely be lower.

JPMorgan Structured Investments —	PS-10
Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer

The Goldman Sachs Group, Inc. (“Goldman Sachs”)

According to its publicly available filings with the SEC, Goldman Sachs is a global investment banking, securities and investment management firm that provides a wide range of services worldwide to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals.. The common stock of Goldman Sachs, par value $0.01 per share, is listed on New York Stock Exchange, which we refer to as the relevant exchange for purposes of Goldman Sachs in the accompanying product supplement no. 7-II. Goldman Sachs's SEC file number is 001-14965.

Historical Information Regarding the Common Stock of Goldman Sachs

The following graph sets forth the historical performance of the common stock of Goldman Sachs based on the weekly closing price (in U.S. dollars) of the common stock of Goldman Sachs from January 5, 2007 through January 27, 2012. The closing price of the common stock of Goldman Sachs on January 27, 2012 was $111.77. We obtained the closing prices below from Bloomberg Financial Markets, without independent verification. The closing prices may be adjusted by Bloomberg Financial Markets for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

Since its inception, the price of the common stock of Goldman Sachs has experienced significant fluctuations. The historical performance of the common stock of Goldman Sachs should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of Goldman Sachs during the term of the notes. We cannot give you assurance that the performance of the common stock of Goldman Sachs will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that Goldman Sachs will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Goldman Sachs.

JPMorgan Structured Investments —	PS-11
Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer

Examples of Hypothetical Payment at Maturity for a $1,000 Investment in the Notes Linked to the Common Stock of Goldman Sachs

The following table illustrates hypothetical payments at maturity on a $1,000 investment in the notes linked to the common stock of Goldman Sachs, based on a range of hypothetical Final Share Prices of the Reference Stock and assuming that the closing price of the Reference Stock declines in the manner set forth in the columns titled “Hypothetical lowest closing price during the Monitoring Period” and “Hypothetical lowest closing price expressed as a percentage of Initial Share Price during the Monitoring Period.” The numbers appearing in the following table and examples have been rounded for ease of analysis. For this table of hypothetical payments at maturity, we have also assumed the following:

•	the Initial Share Price:	$111.77	•	the Buffer Amount (in U.S. dollars):	$22.35
•	the Interest Rate:	5.375% (equivalent to 10.75% per annum)	•	the Buffer Amount:	20.00%
Hypothetical lowest closing price during the Monitoring Period	Hypothetical lowest closing price during the Monitoring Period expressed as a percentage of Initial Share Price	Hypothetical Final Share Price	Hypothetical Final Share Price expressed as a percentage of Initial Share Price	Payment at Maturity**	Total Value of Payment Received at Maturity **
$111.77	100%	$223.54	200%	$1,000.00	$1,000.00
$55.88	50%	$117.36	105%	$1,000.00	$1,000.00
$111.77	100%	$111.77	100%	$1,000.00	$1,000.00
$89.42	80%	$89.42	80%	$1,000.00	$1,000.00
$55.88	50%	$106.18	95%	8 shares of the Reference Stock or the Cash Value thereof	$950.00
$55.88	50%	$55.88	50%	8 shares of the Reference Stock or the Cash Value thereof	$500.00
$27.94	25%	$27.94	25%	8 shares of the Reference Stock or the Cash Value thereof	$250.00
$0.00	0%	$0.00	0%	8 shares of the Reference Stock or the Cash Value thereof	$0.00

**	Note that you will receive at maturity any accrued and unpaid interest in cash, in addition to either shares of the Reference Stock (or, at our election, the Cash Value thereof) or the principal amount of your note in cash. Also note that if you receive the Physical Delivery Amount at maturity, the total value of payment received at maturity shown in the table above includes the value of any fractional shares, which will be paid in cash.

The following examples illustrate how the total value of payments received at maturity set forth in the table above are calculated.

Example 1: The lowest closing price of the Reference Stock during the Monitoring Period is $55.88 but the Final Share Price is $117.36. Because the Final Share Price of $117.36 is greater than the Initial Share Price of $111.77, you will receive a payment at maturity of $1,000 per $1,000 principal amount note.

Example 2: The lowest closing price of the Reference Stock during the Monitoring Period is $55.88 and the Final Share Price is $106.18. Because the Final Share Price of $106.18 is less than the Initial Share Price of $111.77 and the closing price of the Reference Stock is less than the Initial Share Price by more than the Buffer Amount on at least one day during the Monitoring Period, you will receive the Physical Delivery Amount (or, at our election, the Cash Value thereof) at maturity. Because the Final Share Price of the Reference Stock is $106.18, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $950.00.

Example 3: The closing price of the Reference Stock is not less than the Initial Share Price by more than the Buffer Amount on any day during the Monitoring Period prior to the Observation Date. However, the closing price of the Reference Stock on the Observation Date is $55.88, a decline of more than the Buffer Amount from the Initial Share Price. Because the Final Share Price of $55.88 is less than the Initial Share Price of $111.77 and the Final Share Price is less than the Initial Share Price by more than the Buffer Amount, you will receive the Physical Delivery Amount (or, at our election, the Cash Value thereof) at maturity. Because the Final Share Price of the Reference Stock is $55.88, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $500.00.

Example 4: The Final Share Price of $89.42 is less than the Initial Share Price of $111.77 but is not less than the Initial Share Price by more than the Buffer Amount and the closing price of the Reference Stock is not less than the Initial Share Price by more than the Buffer Amount on any day during the Monitoring Period. Because the closing price of the Reference Stock is not less than the Initial Share Price by more than the Buffer Amount on any day during the Monitoring Period, you will receive a payment at maturity of $1,000 per $1,000 principal amount note, even though the Final Share Price of $89.42 is less than the Initial Share Price of $111.77.

Regardless of the performance of the Reference Stock or the payment you receive at maturity, you will receive interest payments, for each $1,000 principal amount note, in the aggregate amount of $53.75 over the term of the notes. The actual number of shares of the Reference Stock, or the Cash Value thereof, you may receive at maturity and the actual Buffer Amount applicable to your notes may be more or less than the amounts displayed in this hypothetical and will depend in part on the Initial Share Price. On the Pricing Date, the Initial Share Price was $111.77, the Buffer Amount was $22.354 and the Physical Delivery Amount was 8.9469 shares of the Reference Stock, in each case subject to adjustments.

The hypothetical payouts on the notes shown above do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical payouts shown above would likely be lower.

JPMorgan Structured Investments —	PS-12
Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer

Cummins Inc. (“Cummins”)

According to its publicly available filings with the SEC, Cummins designs, manufactures, distributes and services diesel and natural gas engines, electric power generation systems and engine-related component products, including filtration and exhaust aftertreatment, fuel systems, controls and air handling systems. The common stock of Cummins, par value $2.5 per share, is listed on New York Stock Exchange, which we refer to as the relevant exchange for purposes of Cummins in the accompanying product supplement no. 7-II. Cummins's SEC file number is 001-04949.

Historical Information Regarding the Common Stock of Cummins

The following graph sets forth the historical performance of the common stock of Cummins based on the weekly closing price (in U.S. dollars) of the common stock of Cummins from January 5, 2007 through January 27, 2012. The closing price of the common stock of Cummins on January 27, 2012 was $106.50. We obtained the closing prices below from Bloomberg Financial Markets, without independent verification. The closing prices may be adjusted by Bloomberg Financial Markets for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

Since its inception, the price of the common stock of Cummins has experienced significant fluctuations. The historical performance of the common stock of Cummins should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of Cummins during the term of the notes. We cannot give you assurance that the performance of the common stock of Cummins will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that Cummins will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Cummins.

JPMorgan Structured Investments —	PS-13
Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer

Examples of Hypothetical Payment at Maturity for a $1,000 Investment in the Notes Linked to the Common Stock of Cummins

The following table illustrates hypothetical payments at maturity on a $1,000 investment in the notes linked to the common stock of Cummins, based on a range of hypothetical Final Share Prices of the Reference Stock and assuming that the closing price of the Reference Stock declines in the manner set forth in the columns titled “Hypothetical lowest closing price during the Monitoring Period” and “Hypothetical lowest closing price expressed as a percentage of Initial Share Price during the Monitoring Period.” The numbers appearing in the following table and examples have been rounded for ease of analysis. For this table of hypothetical payments at maturity, we have also assumed the following:

•	the Initial Share Price:	$106.50	•	the Buffer Amount (in U.S. dollars):	$21.30
•	the Interest Rate:	5.625% (equivalent to 11.25% per annum)	•	the Buffer Amount:	20.00%
Hypothetical lowest closing price during the Monitoring Period	Hypothetical lowest closing price during the Monitoring Period expressed as a percentage of Initial Share Price	Hypothetical Final Share Price	Hypothetical Final Share Price expressed as a percentage of Initial Share Price	Payment at Maturity**	Total Value of Payment Received at Maturity **
$106.50	100%	$213.00	200%	$1,000.00	$1,000.00
$53.25	50%	$111.82	105%	$1,000.00	$1,000.00
$106.50	100%	$106.50	100%	$1,000.00	$1,000.00
$85.20	80%	$85.20	80%	$1,000.00	$1,000.00
$53.25	50%	$101.18	95%	9 shares of the Reference Stock or the Cash Value thereof	$950.00
$53.25	50%	$53.25	50%	9 shares of the Reference Stock or the Cash Value thereof	$500.00
$26.62	25%	$26.62	25%	9 shares of the Reference Stock or the Cash Value thereof	$250.00
$0.00	0%	$0.00	0%	9 shares of the Reference Stock or the Cash Value thereof	$0.00

**	Note that you will receive at maturity any accrued and unpaid interest in cash, in addition to either shares of the Reference Stock (or, at our election, the Cash Value thereof) or the principal amount of your note in cash. Also note that if you receive the Physical Delivery Amount at maturity, the total value of payment received at maturity shown in the table above includes the value of any fractional shares, which will be paid in cash.

The following examples illustrate how the total value of payments received at maturity set forth in the table above are calculated.

Example 1: The lowest closing price of the Reference Stock during the Monitoring Period is $53.25 but the Final Share Price is $111.82. Because the Final Share Price of $111.82 is greater than the Initial Share Price of $106.50, you will receive a payment at maturity of $1,000 per $1,000 principal amount note.

Example 2: The lowest closing price of the Reference Stock during the Monitoring Period is $53.25 and the Final Share Price is $101.18. Because the Final Share Price of $101.18 is less than the Initial Share Price of $106.50 and the closing price of the Reference Stock is less than the Initial Share Price by more than the Buffer Amount on at least one day during the Monitoring Period, you will receive the Physical Delivery Amount (or, at our election, the Cash Value thereof) at maturity. Because the Final Share Price of the Reference Stock is $101.18, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $950.00.

Example 3: The closing price of the Reference Stock is not less than the Initial Share Price by more than the Buffer Amount on any day during the Monitoring Period prior to the Observation Date. However, the closing price of the Reference Stock on the Observation Date is $53.25, a decline of more than the Buffer Amount from the Initial Share Price. Because the Final Share Price of $53.25 is less than the Initial Share Price of $106.50 and the Final Share Price is less than the Initial Share Price by more than the Buffer Amount, you will receive the Physical Delivery Amount (or, at our election, the Cash Value thereof) at maturity. Because the Final Share Price of the Reference Stock is $53.25, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $500.00.

Example 4: The Final Share Price of $85.20 is less than the Initial Share Price of $106.50 but is not less than the Initial Share Price by more than the Buffer Amount and the closing price of the Reference Stock is not less than the Initial Share Price by more than the Buffer Amount on any day during the Monitoring Period. Because the closing price of the Reference Stock is not less than the Initial Share Price by more than the Buffer Amount on any day during the Monitoring Period, you will receive a payment at maturity of $1,000 per $1,000 principal amount note, even though the Final Share Price of $85.20 is less than the Initial Share Price of $106.50.

Regardless of the performance of the Reference Stock or the payment you receive at maturity, you will receive interest payments, for each $1,000 principal amount note, in the aggregate amount of $56.25 over the term of the notes. The actual number of shares of the Reference Stock, or the Cash Value thereof, you may receive at maturity and the actual Buffer Amount applicable to your notes may be more or less than the amounts displayed in this hypothetical and will depend in part on the Initial Share Price. On the Pricing Date, the Initial Share Price was $106.50, the Buffer Amount was $21.30 and the Physical Delivery Amount was 9.3897 shares of the Reference Stock, in each case subject to adjustments.

The hypothetical payouts on the notes shown above do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical payouts shown above would likely be lower.

JPMorgan Structured Investments —	PS-14
Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer

Alcoa Inc. (“Alcoa”)

According to its publicly available filings with the SEC, Alcoa is a producer of primary aluminum, fabricated aluminum and alumina, and is active in all major aspects of the aluminum industry: technology, mining, refining, smelting, fabricating and recycling . The common stock of Alcoa, par value $1 per share, is listed on New York Stock Exchange, which we refer to as the relevant exchange for purposes of Alcoa in the accompanying product supplement no. 7-II. Alcoa's SEC file number is 001-03610.

Historical Information Regarding the Common Stock of Alcoa

The following graph sets forth the historical performance of the common stock of Alcoa based on the weekly closing price (in U.S. dollars) of the common stock of Alcoa from January 5, 2007 through January 27, 2012. The closing price of the common stock of Alcoa on January 27, 2012 was $10.43. We obtained the closing prices below from Bloomberg Financial Markets, without independent verification. The closing prices may be adjusted by Bloomberg Financial Markets for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

Since its inception, the price of the common stock of Alcoa has experienced significant fluctuations. The historical performance of the common stock of Alcoa should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of Alcoa during the term of the notes. We cannot give you assurance that the performance of the common stock of Alcoa will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that Alcoa will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Alcoa.

JPMorgan Structured Investments —	PS-15
Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer

Examples of Hypothetical Payment at Maturity for a $1,000 Investment in the Notes Linked to the Common Stock of Alcoa

The following table illustrates hypothetical payments at maturity on a $1,000 investment in the notes linked to the common stock of Alcoa, based on a range of hypothetical Final Share Prices of the Reference Stock and assuming that the closing price of the Reference Stock declines in the manner set forth in the columns titled “Hypothetical lowest closing price during the Monitoring Period” and “Hypothetical lowest closing price expressed as a percentage of Initial Share Price during the Monitoring Period.” The numbers appearing in the following table and examples have been rounded for ease of analysis. For this table of hypothetical payments at maturity, we have also assumed the following:

•	the Initial Share Price:	$10.43	•	the Buffer Amount (in U.S. dollars):	$2.08
•	the Interest Rate:	6.125% (equivalent to 12.25% per annum)	•	the Buffer Amount:	20.00%
Hypothetical lowest closing price during the Monitoring Period	Hypothetical lowest closing price during the Monitoring Period expressed as a percentage of Initial Share Price	Hypothetical Final Share Price	Hypothetical Final Share Price expressed as a percentage of Initial Share Price	Payment at Maturity**	Total Value of Payment Received at Maturity **
$10.43	100%	$20.86	200%	$1,000.00	$1,000.00
$5.22	50%	$10.95	105%	$1,000.00	$1,000.00
$10.43	100%	$10.43	100%	$1,000.00	$1,000.00
$8.35	80%	$8.35	80%	$1,000.00	$1,000.00
$5.22	50%	$9.91	95%	95 shares of the Reference Stock or the Cash Value thereof	$950.00
$5.22	50%	$5.22	50%	95 shares of the Reference Stock or the Cash Value thereof	$500.00
$2.61	25%	$2.61	25%	95 shares of the Reference Stock or the Cash Value thereof	$250.00
$0.00	0%	$0.00	0%	95 shares of the Reference Stock or the Cash Value thereof	$0.00

**	Note that you will receive at maturity any accrued and unpaid interest in cash, in addition to either shares of the Reference Stock (or, at our election, the Cash Value thereof) or the principal amount of your note in cash. Also note that if you receive the Physical Delivery Amount at maturity, the total value of payment received at maturity shown in the table above includes the value of any fractional shares, which will be paid in cash.

The following examples illustrate how the total value of payments received at maturity set forth in the table above are calculated.

Example 1: The lowest closing price of the Reference Stock during the Monitoring Period is $5.22 but the Final Share Price is $10.95. Because the Final Share Price of $10.95 is greater than the Initial Share Price of $10.43, you will receive a payment at maturity of $1,000 per $1,000 principal amount note.

Example 2: The lowest closing price of the Reference Stock during the Monitoring Period is $5.22 and the Final Share Price is $9.91. Because the Final Share Price of $9.91 is less than the Initial Share Price of $10.43 and the closing price of the Reference Stock is less than the Initial Share Price by more than the Buffer Amount on at least one day during the Monitoring Period, you will receive the Physical Delivery Amount (or, at our election, the Cash Value thereof) at maturity. Because the Final Share Price of the Reference Stock is $9.91, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $950.00.

Example 3: The closing price of the Reference Stock is not less than the Initial Share Price by more than the Buffer Amount on any day during the Monitoring Period prior to the Observation Date. However, the closing price of the Reference Stock on the Observation Date is $5.22, a decline of more than the Buffer Amount from the Initial Share Price. Because the Final Share Price of $5.22 is less than the Initial Share Price of $10.43 and the Final Share Price is less than the Initial Share Price by more than the Buffer Amount, you will receive the Physical Delivery Amount (or, at our election, the Cash Value thereof) at maturity. Because the Final Share Price of the Reference Stock is $5.22, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $500.00.

Example 4: The Final Share Price of $8.35 is less than the Initial Share Price of $10.43 but is not less than the Initial Share Price by more than the Buffer Amount and the closing price of the Reference Stock is not less than the Initial Share Price by more than the Buffer Amount on any day during the Monitoring Period. Because the closing price of the Reference Stock is not less than the Initial Share Price by more than the Buffer Amount on any day during the Monitoring Period, you will receive a payment at maturity of $1,000 per $1,000 principal amount note, even though the Final Share Price of $8.35 is less than the Initial Share Price of $10.43.

Regardless of the performance of the Reference Stock or the payment you receive at maturity, you will receive interest payments, for each $1,000 principal amount note, in the aggregate amount of $61.25 over the term of the notes. The actual number of shares of the Reference Stock, or the Cash Value thereof, you may receive at maturity and the actual Buffer Amount applicable to your notes may be more or less than the amounts displayed in this hypothetical and will depend in part on the Initial Share Price. On the Pricing Date, the Initial Share Price was $10.43, the Buffer Amount was $2.086 and the Physical Delivery Amount was 95.8773 shares of the Reference Stock, in each case subject to adjustments.

The hypothetical payouts on the notes shown above do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical payouts shown above would likely be lower.

JPMorgan Structured Investments —	PS-16
Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer

Validity of the Notes

In the opinion of Davis Polk & Wardwell LLP, as our special products counsel, when the notes offered by this pricing supplement have been executed and issued by us and authenticated by the trustee pursuant to the indenture, and delivered against payment as contemplated herein, such notes will be our valid and binding obligations, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the notes and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated November 14, 2011, which has been filed as Exhibit 5.2 to the Registration Statement on Form S-3 filed by us on November 14, 2011.

JPMorgan Structured Investments —	PS-17
Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer